Exhibit 10.11  Option Agreement with David Moskowitz

                                 GENOMED, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made this 18th day of March, 2002, by and between GenoMed, Inc (the "Company") and David Moskowitz ("You" and "Your").

                                    RECITALS

     WHEREAS, the Company has entered into this Agreement for the purpose of securing for the Company the benefits of the incentive inherent in common stock ownership by a key employee of the Company who is largely responsible for the
Company's future growth, and continued financial success, and of affording You the opportunity to obtain or increase a proprietary interest in the Company and, thereby, to have an opportunity to share in the success of the Company.

     WHEREAS, the granted option shall be a non-qualified stock option which does not satisfy the requirements of Section 422 of the Internal Revenue Code of
1986, as amended.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Definitions, When used in this Agreement, the following terms shall have the following meanings:

     (a) "Agreement" shall mean this Stock Option Agreement.

     (b) "Common Stock" shall mean the common stock of the Company, $0.01 par value per share.

     (c) "Exercise Amount" shall mean the product of the Option Price and the number of shares of Common Stock purchased through the exercise of all or part of the Options granted herein.

     (d) "Exercise Date" shall mean: (a) with respect to the Timed Shares, May
6, 2002 for Twelve Million, Five Hundred thousand (12,500,000) shares and
November 6, 2002 with respect to an additional Twenty-Five Million (25,000,000)
shares as further set forth in Section 4; and (b) with respect to the
Performance Shares, the date of a Triggering Event, as defined in Section 4.

     (e) "Expiration Date" is defined for the Timed Option and the Performance
Option in Section 3.

     (f) "Fair Market Value" of a share of Common Stock shall mean (i) if the shares of Common Stock are publicly traded, "fair market value" shall mean (A)
the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the stock is traded, or (B) the late reported sale price (on that date) of the Common Stock on the NASDAQ national market, if the Common Stock is not then traded on a national securities exchange; or (C) the closing bid price (or average of bid price) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ national market, or (ii) if the Common Stock is not publicly traded, then "fair market value" shall be the fair value of the Common Stock as determined by the Company after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     (g) "Option" shall mean collectively or alternatively, the Time Option and the Performance Option.

     (h) "Option Price" shall mean twenty percent (20%) of the Fair Market Value of a share of the Common Stock of the Company as of the date of issuance of such
Common Stock.

     (i) "Option Shares" shall mean collectively or alternatively, the Time
Shares and the Performance Shares.

     (j) "Purchase Agreement" shall mean a stock purchase agreement in substantially the form of Exhibit A to this Agreement.

     (k) "Shareholder" shall mean a record owner of the Common Stock.

2.   Grant of Option. Subject to the terms and conditions set forth in this
Agreement, (1) the Company hereby grants You the option to purchase up to
Thirty-Seven Million, Five Hundred Thousand (37,500,000) shares ("Timed
Shares") of the Company's Common Stock at a price equal to the Exercise Amount
("Timed Option"); and (2) upon the occurrence of a Triggering Event (as defined herein) by November 6, 2006, the Company shall grant You and You will receive without any further action required by the Company o r You the option to purchase up to One Hundred Million (100,000,000) shares of the Company's Common
Stock ("Performance Shares"), with the actual number of Performance Shares subject to the Performance Option dependent upon the Company reaching certain performance levels ("Performance Option").

3.   Terms of Option. In no event shall any Option be exercisable at any time after its Expiration Date set forth below. Subject to the terms and conditions provided in this Agreement, You may purchase all or any portion of such shares during the period between an Option's Grant Date and Expiration Date. The
"Expiration Date" for each Option is as follows:

     (a) The times Option to purchase Timed Shares shall expire as to Twelve
Million, Five Hundred Thousand (12,500,000) shares of the Timed Shares ten (10)
years after May 6, 2002 and the Timed Option to purchase the remaining
Twenty-Five Million (25,000,000) of the Timed Shares shall expire ten (10) years after November 6, 2002.

     (b) The Performance Option shall expire ten (10) years after the occurrence of the chosen Triggering Event.

4.   Exercise of Option.

     (a) Timed Option. Subject to the terms and conditions set forth herein, until the applicable Expiration Date You may exercise the Timed Option to purchase: (1) up to Twelve Million, Five Hundred thousand (12,500,000) Timed
Shares on or after May 6, 2002; and (2) the remaining Twenty-Five Million
(25,000,000) Total Timed Shares on or after November 6, 2002.

     (b) Performance Option.

         (i) Upon receiving the Performance Option, You may exercise it in part or in whole. You must elect one (1) triggering Event sent forth below before exercising the Performance Option and that selected Triggering Event will be the only Triggering Event that is used to determine the number of Performance Shares subject to the Performance Option. Any two (2) or more of the Triggering Events cannot be combined to determine the number of Performance Shares subject to the
Performance Option. Once You have elected to receive the Performance Option under a particular Triggering Event, such election shall be irrevocable, and
Performance Shares issued hereunder may be issued only under that Performance
Option. If no Triggering Event has occurred by November 9, 2006, the Company shall not be obligated to grant the Performance Option hereunder. The Triggering
Events that You may choose from are as follows:

             a. The Company must achieve gross profits as follows: ("Gross
Profit Triggering Event". You may receive an option to purchase One (1) share of
Common Stock for every One Center (.01) worth of gross profit produced by the
Company, up to a maximum of One Hundred Million (100,000,000) shares of Common
Stock, upon the occurrence of this Gross Profit Triggering Event; or

             b. The Company becomes listed and quoted company with either the
NASDAQ Small Cap or the NASDAQ National Market Systems Exchange ("Exchange
Triggering Event"). You may receive an option to purchase up to One Hundred
Million (100,000,000) shares of Common Stock upon the occurrence of this
Exchange triggering Event; or

             c. The Company is purchased or acquired by a larger biotech firm for a minimum of One Hundred Million Dollars ($100,000,000) is value, i.e., cash and stock ("Sale Triggering Event"). You may receive an option to purchase up to
One Hundred Million (100,000,000) shares of Common Stock upon the occurrence of this Sale Triggering Event; or

             d. The valuation of Company by a mutually acceptable independent firm meets or exceeds the dollar levels outlined below ("Valuation Triggering
Event"). The Company may be appraised from time to time, not more than five (5)
times during the term of the Performance Option by such a firm. Upon the occurrence of this Valuation Triggering Event, You may receive an option to purchase up to the number of shares of Common Stock corresponding with the
Company Valuation. The number of shares of Common Stock listed below in the column designated "Option to Purchase Common Stock," is the aggregated mount of
Common Stock for which You may receive a Performance Option to purchase during the entire term of the Performance Option for that particular valuation of the
Company. At no time under this Valuation Triggering Event, even after multiple valuations of the Company, are You entitled to receive a Performance Option for more than One Hundred Million (100,000,000) shares of Common Stock.

                       Company                  Option to Purchase
                      Valuation                   Common Stock

                     $10,000,000                   10,000,000
                     $20,000,000                   20,000,000
                     $30,000,000                   30,000,000
                     $40,000,000                   40,000,000
                     $50,000,000                   50,000,000
                     $60,000,000                   60,000,000
                     $70,000,000                   70,000,000
                     $80,000,000                   80,000,000
                     $90,000,000                   90,000,000
                    $100,000,000                  100,000,000

         (ii) The Company shall notify You promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by the Company shall not be condition to Your right to receive the Performance
Option.

5.   Survivability of Right to Exercise Option.

     (a) If you terminate employment with the Company for any reason You continue to have all rights and obligations granted to You under this Agreement and You may exercise Your Options to the extent provided herein as if You were still then employed by the Company, but You may not exercise the Options after their respective Expiration Dates.

     (b) If You die, Your Options may be exercised, by a legatee or legates under Your last will, or by Your personal representatives or distributes, at any time after the Options Grant Date to the extent provided herein, but You may not exercise the Options after their respective Expiration Dates.

6.   Representations and Warranties of the Company. The Company represents and warrants to You that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Florida and has the corporate power and authority to enter into this Agreement, and subject to any regulatory approvals referred to herein to consummate the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions with its terms.

     (c) This Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this
Agreement constitutes a valid and binding obligation to You, is enforceable against the Company in accordance with its terms.

     (d) The Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of an Option, and at all times from the date hereof through the expiration of the Options will have reserved, authorized and unissued shares of the Company Common Stock equal to the number of outstanding Option Shares as adjusted pursuant to Section 8 hereof, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     (e) Upon delivery of Option Shares to You upon the exercise of an Option,
You will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interest of any nature whatsoever.

     (f) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, pledge, security interest or other encumbrance on assets (and such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries, which
Violation would have a material adverse effect on the Company or You.

7.   Option Nontransferable. The Option shall be neither transferable nor assignable by You other than you will or by the laws of descent and distribution, and my be exercised, during Your lifetime, only by You.

8.   Adjustment in Option Shares.

     (a) In the event any change is made to the Common Stock of the Company issuable under this Agreement by reason of any stock split, stock dividend, combination of shares, or other changes affecting the outstanding Common Stock as a class without receipt of consideration then appropriate adjustments will be made to (i) the total number of Option Shares subject to unexercised Options and
(ii) the Option Price, in order to reflect such change and thereby precluded a dilution or enlargement of benefits hereunder.

     (b) If the Company is the surviving entity in any merger or other business combination, then the number of Option Shares subject to unexercised Options, if outstanding under this Agreement immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to You in the consummation of such merger or business combination if the Option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall be made to the Option Price, provided the aggregate Option Price payable hereunder shall remain the same.

     (c) If the Company is not the surviving entity in a  merger or other business combination, then as to the balance of the Option Shares not yet purchased by You, You shall have the right to receive on the effective date of the merger the difference in cash between the Option Price of said shares and the Fair Market value of the consideration per share of Common Stock of the
Company paid as a result of the merger or combination whether or not You had the right to acquire such shares under Section 2 above.

9.   Privilege of Stock Ownership.  You shall not have any of the rights of a
Shareholder with respect to the Option Shares until You have exercised the
Option and paid the Exercise Amount.

10.  Manner of Exercising Option.

     (a) In order to exercise an Option with respect to all or any part of the
Option Shares for which Option is at the time exercisable, You (or in the case of exercise after death, Your executor, administrator, heir or legatee, as the case my be) must take the following actions.

         (i) execute and deliver to the Secretary of the Company a Purchase
Agreement.

         (ii) pay the Exercise Amount for the purchased shares in one or more of the following alternative forms.

             (A) full payment, in cash or cash equivalents; or

             (B) full payment in shares of Common Stock of the Company, by delivering shares that You already own for at least six months having a Fair
Market Value equal to the Exercise Amount; or

             (C) the direction to Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the Aggregate Exercise Amount of all shares of Common Stock subject to such exercise; or

             (D) by the combination of 7(a)(iii)(A) and 7(a)(iii)(B) or
7(a)(iii)(C) above, equal in aggregate to the full Exercise Amount; or

             (E) any other form which the Company may in its discretion approve at the time of exercise of this option; and

         (iii) furnish to the Company appropriate documentation that the person or person exercising the option, if other than You, have the right to exercise this option;

         (iv) in the case of the exercise of the initial exercise of the
Performance Option, indicate which Triggering Event You have selected pursuant to Section 4.

     (b) Options shall be deemed to have been exercised with respect to the number of Option Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares and payment of the Exercise Amount shall have been delivered to the Company. Payment of the Exercise Amount shall immediately become due and shall accompany the Purchase Agreement. The Fair
Market Value of shares tendered in payment of the Exercise Amount shall be determined as of such date. As soon thereafter as practical, the Company shall mail or deliver to You or to the other person or persons exercising the Option a certificate or certificates representing the shares so purchased and paid for.

11.  Compliance with Laws and Regulations

     (a) The exercise of these Options and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and You with all applicable requirements of law resisting thereto.

     (b) In connection with the exercise of these Options, You shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12.  Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding, upon, Your successors, administrators, heirs, legal representatives and the successors and assigns of the Company.

13.  No Employment or Service Contract. Except to the extent the terms of any employment or service contract between the Company and You expressly provide otherwise, no provision of this Agreement shall be construed so as to grant You any right to remain as an employee of the Company or its parent or subsidiary corporations, if any, for any period of specific duration.

14.  Notices. Any and all notices referred to or relating to this Agreement shall be furnished in writing and delivered in person or sent by registered mail to You. A copy of all notices shall be sent to the Company at its principal place of business.

15.  Withholding. If You acquire option Shares, the Company shall not deliver or otherwise make such shares available to You until You pay to the Company to cash
(or any other form acceptable to the Company) the amount necessary to enable the
Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld for Your wages with respect to such transaction.

16.  Construction. This Agreement and the option evidenced hereby are in all respects limited by the subject to the express terms and provisions of this
Agreement. All decisions of the Company with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

17.  Governing Law. The interpretation, performance, and enforcement of this
Agreement shall be governed by the laws of the State of Missouri.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and You also have executed this
Agreement, all as of the day and year indicated above.

                                                GENOMED, INC

                                                By:/s/Jerry E. White
                                                Title: President and CEO

                                                You:/s/David Moskowitz
                                                Name: David Moskowitz